Exhibit 99.1

Supplemental Financial and Operating Information

March 31, 2022

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

March 31, 2022

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three Months Ended March 31, 2022	6

Market Capitalization and Capital Resources	7

Operating Results

Statements of Operations – Three Months Ended March 31, 2022 and 2021	8

Computation of Earnings Per Share	9

Reconciliation of Net Operating Income and EBITDAre (Non-GAAP Measures) – Three Months Ended March 31, 2022 and 2021	10

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended March 31, 2022 and 2021	11

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended March 31, 2022 and 2021	12

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures) – Three Months Ended March 31, 2022 and 2021	13

Condensed Consolidated Balance Sheets	14

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	15

Operating Statistics

Leasing Activity Summary – Three Months Ended March 31, 2022	16

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	17

Mall Occupancy Percentage and Sales Per Square Foot	18

Top Twenty Tenants	19

Lease Expirations	20

Property Information	21

Balance Sheet

Investment in Real Estate - Consolidated Properties	24

Investment in Real Estate - Equity Method Investments at Ownership Share	25

Capital Expenditures – Three Months Ended March 31, 2022	26

Debt Analysis	27

Debt Schedule	29

Selected Debt Ratios	30

Forward Looking Statements	31

Definitions	32

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses. The portfolio consists of 25 retail properties, 24 of which are operating properties and one is a development property. The 24 operating retail properties have a total of 19.6 million square feet and include 20 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports First Quarter 2022 Results

Core Mall Sales Per Square Foot Reach $613 in March, up from $603 at Year End

Strong Leasing Activity Resulted in Core Mall Leased Space at 94.0%

Asset Sales in Process Increased to $275 Million

Philadelphia, May 5, 2022 - PREIT (NYSE: PEI) today reported results for the three months ended March 31, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended March 31,
(per share amounts)	2022	2021
Net loss - basic and diluted	$(0.49)	$(0.64)
FFO	$(0.01)	$(0.14)
FFO, as adjusted	$(0.06)	$(0.15)

“Our portfolio of assets continues to draw interest from investors and tenants interested in assets and parcels. We continue to focus on executing on the near-term plan to exercise our credit facility extension and our longer-term plan to improve our balance sheet through land and asset sales, ” said Joseph F. Coradino, Chairman and CEO of PREIT. “The team's attention is on executing on our plan to improve our portfolio valuation through strong leasing and operating results and our capital position through asset sales. This quarter's performance demonstrates the proficiency of our team, driving strong net operating income results and an increase in transactions in process to $275 million based on growing interest."

•
Same Store NOI, excluding lease termination revenue, increased 16.0% for the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

o
For the quarter, results were primarily impacted by a strong leasing and sales environment resulting in increased rent, percentage rent, percent sales and common area revenue of $3.5 million, and a decrease in credit losses for challenged tenants of $2.1 million compared to the three months ended March, 31, 2021.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 500 basis points to 92.7% compared to the first quarter 2021. Core Mall Non-anchor Occupancy increased 290 basis points, sequentially, to 88.8%.
•
Total Core Mall leased space, at 94.0%, exceeds occupied space by 130 basis points, and core mall non-anchor leased space, at 90.7%, exceeds occupied space by 190 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended March 31, 2022, core mall comparable sales grew by 18.6% to $613 per square foot.
•
Average renewal spreads for the three months ended March 31, 2022 improved to 3.7%. Sequentially, average renewal spreads for tenants less than 10,000 square feet improved from (11.0%) for the quarter ended December 31, 2021 to 3.8% for the quarter ended March 31, 2022.
•
The Company made notable advances in its capital-raising efforts and is now underway with $275 million in transactions and anticipates closing approximately $109 million in sales prior to June 30, 2022.

Leasing and Redevelopment

•
408,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of $6.8 million.
•
Leasing momentum continues to build with transactions executed for 203,000 square feet of occupancy thus far in 2022.
•
Construction is expected to begin this year on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience, and is expected to open in the third quarter 2022.
•
Phoenix Theatres at Woodland Mall, occupying 47,000 square feet, opened in April 2022.
•
HomeGoods at Cumberland Mall opened in March 2022 occupying 23,000 square feet.
•
Landlord work is underway for a new prototype, 32,000 square foot,LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023.
•
New-to-portfolio tenants have been executed at Cherry Hill Mall for occupancy in 2022: Marc Cain and Warby Parker are now open and Eddie V's Prime Seafood is expected to open later this year.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2022 and 2021

•
Net loss attributable to PREIT common shareholders was $39.3 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.49 per basic and diluted share for the three months ended March 31, 2022, compared to net loss attributable to PREIT common shareholders of $49.6 million, or $0.64 per basic and diluted share for the three months ended March 31, 2021.
•
Funds from Operations showed significant improvement over the quarter ended March 31, 2021 driven by increases in real estate revenue, a gain on sale of the preferred share interest resulting from the sale of our interest in land in New Garden, PA, reduced general and administrative and restructuring costs offset by a gain on hedge ineffectiveness that impacted the quarter ended March 31, 2021.

•
Same Store NOI, including lease terminations, increased by $6.8 million, or 18.0%. The increase is primarily due to higher rent, percent sales, percentage rent and lease termination revenue, and decrease in credit losses as compared to the prior year.
•
FFO for the three months ended March 31, 2022 was $(0.01) per diluted share and OP Unit compared to $(0.14) per diluted share and OP Unit for the three months ended March 31, 2021.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended March 31, 2022 and 2021 is included on page 6.

Liquidity and Financing Activities

As of March 31, 2022, the Company had $76.2 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $110.5 million.

In March 2022, the mortgage loan secured by Gloucester Premium Outlets was extended for one year.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multi-family development in the aggregate amount of $72.0 million. The agreements are with multiple buyers across four properties for over 1,800 units as part of the Company’s previously announced multi-family land sale plan. Of particular note, the transaction for the multi-family land sale at Exton Square Mall is factored into the asset sale price noted below. Closing on these transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. The Company has an executed LOI for the sale of a parcel for hotel development at Springfield Town Center for $2.7 million. Closing on these transactions is subject to customary due diligence provisions and securing entitlements.

Other Parcels: In February, we completed the redemption of preferred equity issued as part of the sale of our New Garden land parcel. In connection with this settlement, we received approximately $2.5 million. The Company expects to close on the sale of an anchor box at Valley View Mall in the second quarter for $2.8 million. In March, the Company executed a purchase and sale agreement for the sale of Exton Square Mall for $27.5 million. In April, we executed a purchase and sale agreement for the sale of the former Sears TBA location at Moorestown Mall for $3.35 million.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday May 5, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(844) 200-6205 (domestic toll free), or 1(646) 904-5544 (international), and request to join the PREIT call, Conference ID 949541, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagramor LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

For the Three Months Ended March 31, 2022 as compared to the Three Months Ended March 31, 2021

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended March 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2021	$(12,316)	$(0.15)

Changes - Q1 2021 to Q1 2022

Contribution from anchor replacements and new box tenants	247	-
Impact from bankruptcies	30	-
Other leasing activity, including base rent and net CAM and real estate tax recoveries	1,737	0.02
Lease termination revenue	(27)	-
Credit losses	1,173	0.02
Other	255	-
Same Store NOI from unconsolidated properties	3,382	0.04
Same Store NOI	6,797	0.08
Non Same Store NOI	93	-
General and administrative expenses	348	0.01
Capitalization of leasing costs	28	-
Other	1,477	0.02
Interest expense, net	(1,184)	(0.02)
Funds from Operations, as adjusted March 31, 2022	(4,757)	(0.06)
Provision for employee separation expense	(84)	-
Gain on sale of preferred equity interest	3,688	0.05
Funds from Operations, March 31, 2022	$(1,153)	$(0.01)

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	March 31, 2022	December 31, 2021
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	80,617	80,200
OP Units Outstanding	1,031	1,031
Total Common Shares and OP Units Outstanding	81,648	81,231
Equity Market Capitalization—Common Shares and OP Units	$51,438	$82,855
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$435,188	$466,605

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,258,223	$2,253,673

TOTAL MARKET CAPITALIZATION	$2,693,411	$2,720,278

Equity Capitalization/Total Market Capitalization	16.2%	17.2%
Debt Capitalization/Total Market Capitalization	83.8%	82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$45,554	$36,196
Revolving Facility	130,000	130,000
Amount Outstanding	(53,817)	(54,549)
Available Revolving Facility (2)	$76,184	$75,451
Term Loans	1,133,101	1,120,751
Amount Borrowed	(1,133,101)	(1,120,751)
Available Term Loans	$-	$-
TOTAL	$121,738	$111,647

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $97.3 million of secured debt from our share of the FDP Term Loan as of March 31, 2022 and December 31, 2021 and $59.3 million and $57.8 million from our share of the FDP Partnership Loan as of March 31, 2022 and December 31, 2021, respectively. As of December 10, 2020, all debt is now secured.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three Months Ended March 31, 2022 and 2021

(unaudited)

	Three Months Ended March 31,
(in thousands of dollars)	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$63,440	$59,908
Expense reimbursements	4,144	3,899
Other real estate revenue	1,610	1,471
Total real estate revenue	69,194	65,278
Other income	241	125
Total revenue	69,435	65,403
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,872)	(27,831)
Utilities	(3,561)	(2,964)
Other property operating expenses	(2,140)	(2,364)
Total property operating expenses	(33,573)	(33,159)
Depreciation and amortization	(29,110)	(29,839)
General and administrative expenses	(11,483)	(11,831)
Provision for employee separation expenses	(84)	(92)
Project costs and other expenses	(60)	(101)
Total operating expenses	(74,310)	(75,022)
Interest expense, net (1)	(31,391)	(30,731)
Reorganization expenses	-	(197)
Total expenses	(105,701)	(105,950)
Loss before equity in loss of partnerships and gain on sale of preferred equity interest	(36,266)	(40,547)
Equity in loss of partnerships (2)	(395)	(3,433)
Gain on sale of preferred equity interest	3,688	-
Net loss	(32,973)	(43,980)
Less: net loss attributable to noncontrolling interest	504	1,234
Net loss attributable to PREIT	(32,469)	(42,746)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(39,313)	$(49,590)

(1) Net of capitalized interest expense of $24 and $130 for the three months ended March 31, 2022 and 2021, respectively.

(2) Equity in loss of partnerships is net of capitalized interest expense of $0 and $103 for the three months ended March 31, 2022 and 2021, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months Ended March 31, 2022 and 2021

(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2022	2021
Net loss	$(32,973)	$(43,980)
Noncontrolling interest	504	1,234
Preferred share dividends	(6,844)	(6,844)
Net loss used to calculate loss per share—basic and diluted	$(39,313)	$(49,590)
Basic and diluted loss per share:	$(0.49)	$(0.64)

(in thousands of shares)
Weighted average shares outstanding—basic	79,577	77,647
Effect of common share equivalents(1)	—	—
Weighted average shares outstanding—diluted	79,577	77,647

(1) The Company had net losses used to calculate earnings per share for the three months ended March 31, 2022 and 2021. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) - Three Months Ended March 31, 2022 and 2021

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended March 31, 2022(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$36,122	$32,707	$3,415	10.4%	$(500)	$(588)	$35,622	$32,119
NOI attributable to equity method investments, at ownership share	8,442	5,060	3,382	66.8%	(13)	(18)	8,429	5,042
Total NOI	44,564	37,767	6,797	18.0%	(513)	(606)	44,051	37,161
Less: lease termination revenue	802	36	766	2,127.8%	-	-	802	36
Total NOI excluding lease termination revenue	$43,762	$37,731	$6,031	16.0%	$(513)	$(606)	$43,249	$37,125

(1) NOI is a non-GAAP measure. See definition of NOI on page 32.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended March 31,
	2022	2021
Net loss	$(32,973)	$(43,980)
Depreciation and amortization:
Consolidated	29,110	29,839
Unconsolidated properties at ownership share	3,022	3,187
Interest expense:
Consolidated	31,391	30,731
Unconsolidated properties at ownership share	5,770	5,246
EBITDAre	$36,320	$25,023

(1) EBITDAre is a non-GAAP measure. See definition on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended March 31, 2022 and 2021

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(32,973)	$(43,980)
Other income	(241)	(125)
Depreciation and amortization	29,110	29,839
General and administrative expenses	11,483	11,831
Provision for employee separation expenses	84	92
Project costs and other expenses	60	101
Interest expense, net	31,391	30,731
Equity in loss of partnerships	395	3,433
Reorganization expenses	-	197
Gain on sale of preferred equity interest	(3,688)	-
NOI from consolidated properties(1)	$35,621	$32,119

(1) NOI is a non-GAAP measure. See definition of NOI on page 32.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$46,757	$44,795	$899	$1,123	$47,655	$45,918
CAM reimbursement income	8,378	8,191	98	168	8,477	8,359
Real estate tax income	7,169	6,911	(2)	33	7,167	6,944
Percentage rent	112	(12)	-	-	112	(12)
Lease termination revenue	9	36	-	-	9	36
	62,425	59,921	995	1,324	63,420	61,245
Less: credit losses	(25)	(1,198)	45	(139)	20	(1,337)
Lease revenue	62,400	58,723	1,040	1,185	63,440	59,908
Expense reimbursements	4,042	3,786	103	113	4,144	3,899
Other real estate revenue	1,505	1,412	104	59	1,610	1,471
Total real estate revenue	67,947	63,921	1,247	1,357	69,194	65,278
Property operating expenses
CAM and real estate taxes	(26,432)	(26,214)	(1,440)	(1,616)	(27,873)	(27,831)
Utilities	(3,406)	(2,851)	(155)	(113)	(3,561)	(2,964)
Other property operating expenses	(1,987)	(2,149)	(152)	(216)	(2,139)	(2,364)
Total property operating expenses	(31,825)	(31,214)	(1,747)	(1,945)	(33,573)	(33,159)
NOI from consolidated properties(1)	$36,122	$32,707	$(500)	$(588)	$35,621	$32,119
Less: Lease termination revenue	9	36	-	-	9	36
NOI from consolidated properties excluding lease termination revenue(1)	$36,113	$32,671	$(500)	$(588)	$35,612	$32,083
% change in Same Store NOI from consolidated properties excluding lease termination revenue		10.5%

(1) NOI is a non-GAAP measure. See definition of NOI on page 32.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended March 31, 2022 and 2021

(in thousands)

	Three Months Ended March 31,
(in thousands of dollars)	2022	2021
Equity in loss of partnerships	$(395)	$(3,433)
Depreciation and amortization	3,022	3,187
Interest expense and other expenses, net	5,802	5,288
NOI from equity method investments at ownership share(1)	$8,429	$5,042

(1) NOI is a non-GAAP measure. See definition of NOI on page 32.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$8,272	$8,080	$8	$-	$8,281	$8,080
CAM reimbursement income	2,047	1,565	-	-	2,047	1,565
Real estate tax income	1,052	954	-	-	1,052	954
Percentage rent	264	65	93	92	357	157
Lease termination revenue	793	-	-	-	793	-
	12,428	10,664	101	92	12,530	10,756
Less: credit losses	37	(887)	-	-	37	(887)
Lease revenue	12,465	9,777	101	92	12,567	9,869
Expense reimbursements	665	482	-	-	665	482
Other real estate revenue	702	191	-	8	701	199
Total real estate revenue	13,832	10,450	101	100	13,933	10,550
Property operating expenses
CAM and real estate taxes	(4,123)	(4,189)	(109)	(108)	(4,232)	(4,297)
Utilities	(561)	(374)	-	-	(561)	(374)
Other property operating expenses	(706)	(827)	(5)	(10)	(711)	(837)
Total property operating expenses	(5,390)	(5,390)	(114)	(118)	(5,504)	(5,508)
NOI from equity method investments at ownership share(1)	$8,442	$5,060	$(13)	$(18)	$8,429	$5,042
Less: Lease termination revenue	793	-	-	-	793	-
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,649	$5,060	$(13)	$(18)	$7,636	$5,042
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		51.2%

(1) NOI is a non-GAAP measure. See definition of NOI on page 32.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months Ended March 31, 2022 and 2021

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
FUNDS FROM OPERATIONS (1)

Net loss	$(32,973)	$(43,980)
Depreciation and amortization on real estate:
Consolidated properties	28,798	29,491
PREIT's share of equity method investments	3,022	3,187
Funds from operations attributable to common shareholders and OP Unit holders(1)	(1,153)	(11,302)
Provision for employee separation expenses	84	92
Gain on hedge ineffectiveness	-	(1,303)
Gain on sale of preferred equity interest	(3,688)	-
Reorganization expenses	-	197
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(4,757)	$(12,316)

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(4,757)	$(12,316)
Adjustments:
Straight line rent	310	(166)
Recurring capital expenditures	(813)	(222)
Tenant allowances	(988)	(1,463)
Amortization of non-cash deferred compensation	(165)	1,322
Capitalized leasing costs	(29)	(1)
Amortization of above- and below-market lease intangibles	(4)	(15)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(6,446)	$(12,860)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.01)	$(0.14)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.06)	$(0.15)
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.08)	$(0.16)

Weighted average number of shares outstanding	79,577	77,647
Weighted average effect of full conversion of OP Units	1,031	1,976
Effect of common share equivalents	-	691
Total weighted average shares outstanding, including OP Units	80,608	80,314

(1) Non-GAAP measures. See definitions on page 32.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)	March 31, 2022	December 31, 2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,113,736	$3,156,194
Construction in progress	45,146	45,828
Land held for development	4,339	4,339
Total investments in real estate	3,163,221	3,206,361
Accumulated depreciation	(1,417,522)	(1,405,260)
Net investments in real estate	1,745,699	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	12,749	16,525
OTHER ASSETS:
Cash and cash equivalents	45,554	43,852
Tenant and other receivables	36,036	42,501
Intangible assets (net of accumulated amortization of $21,900 and $21,598 at March 31, 2022 and December 31, 2021, respectively)	9,752	10,054
Deferred costs and other assets, net	123,957	128,923
Assets held for sale	42,416	8,780
Total assets	$2,016,163	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$844,987	$851,283
Term Loans, net	971,761	959,137
Revolving Facilities	53,818	54,549
Tenants’ deposits and deferred rent	11,177	10,180
Distributions in excess of partnership investments	69,344	71,570
Fair value of derivative instruments	2,613	8,427
Accrued expenses and other liabilities	77,319	89,543
Total liabilities	2,031,019	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $97,381 and $95,791 at March 31, 2022 and December 31, 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $194,235 and $191,130 at March 31, 2022 and December 31, 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $140,040 and $137,891 at March 31, 2022 and December 31, 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 80,617 and 80,200 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	80,617	80,200
Capital contributed in excess of par	1,781,859	1,777,013
Accumulated other comprehensive loss	(3,096)	(8,830)
Distributions in excess of net income	(1,864,844)	(1,832,375)
Total equity – Pennsylvania Real Estate Investment Trust	(5,310)	16,162
Noncontrolling interest	(9,546)	(9,115)
Total equity (deficit)	(14,856)	7,047
Total liabilities and equity	$2,016,163	$2,051,736

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

(in thousands of dollars)	March 31, 2022	December 31, 2021
ASSETS:
Investments in real estate, at cost:
Operating properties	$405,427	$403,799
Construction in progress	4,059	5,430
Total investments in real estate	409,487	409,229
Accumulated depreciation	(123,571)	(120,996)
Net investments in real estate	285,916	288,233
Cash and cash equivalents	28,183	25,191
Deferred costs and other assets, net	76,181	75,944
Total assets	390,280	389,368
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	223,769	224,744
FDP Term Loan, net	97,301	97,301
Partnership Loan	59,280	57,771
Other liabilities	66,525	64,597
Total liabilities	446,875	444,413
Net investment	$(56,595)	(55,045)
Reconciliation to comparable GAAP balance sheet item:

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended March 31, 2022

		Number	GLA	Term	Initial Rent per square foot ("psf")		Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
								$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	34	77,644	6.4		$40.97	N/A	N/A	N/A	N/A	$7.03
	Unconsolidated(4)	-	-	-		-	N/A	N/A	N/A	N/A	-
Total Under 10k sf		34	77,644	6.4		$40.97	N/A	N/A	N/A	N/A	$7.03

Over 10k sf	Unconsolidated(4)	2	41,450	12.4		13.51	N/A	N/A	N/A	N/A	5.94
Total New Leases		36	119,094	8.5		$31.41	N/A	N/A	N/A	N/A	$6.48

Renewal Leases
Under 10k sf	Consolidated	30	87,725	4.5		$49.51	$51.21	$(1.70)	(3.3%)	4.2%	$1.39
	Unconsolidated(4)	3	12,256	2.0		$68.04	$66.13	1.91	2.9%	2.9%	-
Total Under 10k sf		33	99,981	4.2		$51.78	$53.04	$(1.26)	(2.4%)	3.8%	$1.31

Over 10k sf	Consolidated	3	69,735	4.1		24.29	23.52	0.77	3.3%	2.6%	$3.51
	Unconsolidated(4)	-	-	-		-	-	-	0.0%	0.0%	-
Total Over 10k sf		3	69,735	4.1		24.29	23.52	0.77	3.3%	2.6%	$3.51
Total Fixed Rent		36	169,716	4.1		$40.49	$40.91	$(0.42)	(1.0%)	3.7%	$2.20
Percentage in Lieu	Consolidated	13	48,347	2.2		$19.68	$20.46	$(0.78)	(3.8%)	N/A	$1.72
	Unconsolidated(4)	-	-	-		$-	$-	-	0.0%	N/A	-
Total Percentage in Lieu		13	48,347	2.2		19.68	20.46	(0.78)	(3.8%)	N/A	1.72
Total Renewal Leases (4)		49	218,063	3.7	`	$35.87	$36.38	$(0.50)	(1.4%)		$2.14
Total Non Anchor		85	337,157	5.4		$34.30

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 3 leases and 12,256 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	March 31, 2022								March 31, 2021(1)
					Actual Occupancy		Leased Occupancy					Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor
Malls	94.28%	$613	$56.68	10.7%	92.7%	88.8%	94.0%	90.7%	$517	$57.16	12.7%	87.7%	85.9%
Non-Core Malls (4)	0.64%	$315	$36.07	12.2%	48.3%	41.8%	48.3%	41.8%	$342	$38.10	14.8%	58.3%	47.7%
Malls Total	94.92%	$609	$56.38	10.8%	90.0%	86.8%	91.3%	88.7%	$510	$56.74	12.7%	86.0%	84.2%
Other Retail Properties	5.40%	N/A	$24.47	N/A	92.7%	92.0%	93.7%	93.2%	N/A	$24.23	N/A	86.1%	85.0%
Total Retail Properties	100.3%	$609	$47.56	10.8%	90.3%	87.6%	93.7%	93.2%	$510	$47.84	12.7%	86.0%	84.3%
Sold Properties	0.01%	N/A		N/A					N/A		N/A
Other Properties	-0.32%	N/A		N/A					N/A		N/A
Total Portfolio	100.0%	$609	$47.56	10.8%	90.3%	87.6%	91.5%	89.3%	$510	$47.84	12.7%	86.0%	84.3%

(1) Rolling 12 month average comp sales are not reported for 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. Comp sales for 2022 are now included and are compared to the same quarter 2019 sales, as set forth in the columns for 2021. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3) Average gross rent for mall tenants greater than 10,000 sf was $22.05 per square foot as of March 31, 2022 and $21.26 per square foot as of March 31, 2021.

(4) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	March 31, 2022				March 31, 2021			Change
	% of Mall NOI	Avg Comp Sales (2)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Cherry Hill Mall	12.1%	$938	92.4%	90.9%	$690	91.5%	89.8%	35.9%	0.9%	1.1%
Willow Grove Park	5.4%	767	93.7%	89.1%	749	91.7%	85.5%	2.4%	2.0%	3.6%
Lehigh Valley Mall	6.5%	674	88.9%	82.1%	568	86.1%	77.6%	18.7%	2.8%	4.5%
Woodland Mall	6.7%	654	89.3%	87.3%	579	85.7%	83.1%	13.0%	3.6%	4.2%
Dartmouth Mall	4.4%	607	92.6%	90.2%	522	96.6%	95.0%	16.3%	(4.0%)	(4.8%)
Mall at Prince Georges	8.0%	591	99.1%	98.4%	558	82.1%	96.1%	5.9%	17.0%	2.3%
	43.1%	$731	92.6%	89.3%	$627	88.1%	87.2%	16.6%	4.5%	2.1%

Malls 7-12
Springfield Town Center	10.3%	575	89.3%	85.6%	552	87.6%	83.3%	4.2%	1.7%	2.3%
Capital City Mall	5.4%	551	97.2%	95.8%	434	98.7%	98.1%	27.0%	(1.5%)	(2.3%)
Jacksonville Mall	4.0%	545	99.6%	99.3%	501	98.6%	97.2%	8.8%	1.0%	2.1%
Viewmont Mall	4.1%	544	98.8%	97.5%	429	95.8%	91.3%	26.8%	3.0%	6.2%
Patrick Henry Mall	5.1%	539	94.3%	91.7%	417	92.6%	89.2%	29.3%	1.7%	2.5%
Magnolia Mall	3.1%	534	98.1%	96.7%	464	77.8%	92.0%	15.1%	20.3%	4.7%
	31.9%	$552	95.4%	92.6%	$473	90.9%	90.2%	16.7%	4.5%	2.4%

Malls 13-19
Valley Mall	4.8%	507	97.9%	95.2%	410	97.7%	94.9%	23.7%	0.2%	0.3%
Springfield Mall	1.5%	484	89.5%	89.5%	404	83.9%	83.9%	19.8%	5.6%	5.6%
Francis Scott Key Mall	3.2%	455	93.2%	89.4%	373	90.4%	84.9%	22.0%	2.8%	4.5%
Moorestown Mall	3.3%	453	96.5%	93.9%	410	93.6%	85.7%	10.5%	2.9%	8.2%
Cumberland Mall	3.0%	450	95.1%	92.0%	387	83.9%	83.9%	16.3%	11.2%	8.1%
Plymouth Meeting Mall	4.0%	407	87.2%	81.2%	326	82.8%	74.6%	24.8%	4.4%	6.6%
Fashion District Philadelphia	4.4%	N/A	78.1%	72.2%	N/A	67.1%	72.6%	N/A	11.0%	(0.4%)
	24.2%	$463	90.8%	85.7%	$385	85.2%	81.5%	20.3%	5.6%	4.2%

All Core Malls	99.3%	$613	92.7%	88.8%	$517	87.7%	85.9%	18.6%	5.0%	2.9%

Non-Core Malls
Exton Square Mall	0.7%	315	48.3%	41.8%	342	58.3%	47.7%	-7.9%	(10.0%)	(5.9%)
All Non-Core Malls	0.7%	$315	48.3%	41.8%	$342	58.3%	47.7%	-7.9%	(10.0%)	(5.9%)

All Malls	100.0%	$609	90.0%	86.8%	$510	86.0%	84.2%	19.4%	4.0%	2.5%

(1) Rolling 12 month average comp sales are not reported for 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. Comp sales for 2022 are now included and are compared to the same quarter 2019 sales, as set forth in the columns for 2021. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

March 31, 2022

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker	35	6	41	4.4%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Totally Pagoda, Zales Jewelers, Banter by Piercing Pagoda	48	11	59	3.2%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	10	1	11	2.8%
Victoria's Secret & Co.	Victoria's Secret, Pink	14	3	17	2.8%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	13	6	19	2.6%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Belk	33	8	41	1.9%
Express, Inc	Express, Express Factory Outlet, Express Men	10	4	14	1.8%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy	10	8	18	1.7%
Cineworld Group	Regal Cinemas	4	-	4	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	22	5	27	1.6%
Hennes & Mauritz L.P.	H & M	12	1	13	1.6%
Bath & Body Works, Inc.	Bath & Body Works	17	3	20	1.4%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	-	8	1.3%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	21	7	28	1.2%
F21 OpCo LLC	Forever 21	8	2	10	1.1%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	2	9	1.1%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore	14	2	16	1.0%
Total Top 20 Tenants		304	73	377	38.1%
Total Leases		1,332	355	1,687	100.0%
(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of March 31, 2022.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of March 31, 2022

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and Prior	295	639,434	7.8%	38,678	34,223	12.1%	60.49
2023	280	1,419,329	17.2%	48,532	42,792	15.0%	34.19
2024	246	916,190	11.2%	41,683	36,327	12.8%	45.50
2025	187	955,782	11.6%	43,003	35,045	12.4%	44.99
2026	146	794,392	9.7%	34,747	27,919	9.9%	43.74
2027	106	814,572	9.9%	28,757	26,341	9.3%	35.30
2028	81	593,013	7.2%	22,319	20,882	7.4%	37.64
2029	71	523,423	6.4%	20,989	16,868	6.0%	40.10
2030	65	480,968	5.9%	21,160	17,750	6.3%	44.00
2031	43	418,084	5.1%	12,931	10,434	3.7%	30.93
Thereafter	45	661,015	8.0%	18,755	14,428	5.1%	28.37
Total/Average	1,565	8,216,202	100.0%	$331,554	$283,009	100.0%	$40.35

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and prior	2	376,694	7.9%	710	355	1.4%	1.88
2023	5	550,775	11.5%	2,485	2,485	9.5%	4.51
2024	4	485,531	10.2%	3,265	3,265	12.4%	6.73
2025	9	1,181,974	24.7%	3,211	3,211	12.3%	2.72
2026	6	470,638	9.8%	3,910	2,646	10.1%	8.31
2027	2	275,250	5.8%	1,743	1,743	6.7%	6.33
2028	8	879,599	18.4%	5,633	5,633	21.4%	6.40
2029	1	65,155	1.4%	2,210	2,210	8.4%	33.92
2030	2	85,718	1.8%	1,522	1,522	5.8%	17.75
2031	2	166,523	3.5%	932	932	3.6%	5.60
Thereafter	3	241,327	5.0%	2,188	2,188	8.4%	9.07
Total/Average	44	4,779,184	100.0%	$27,809	$26,190	100.0%	$5.82

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2022

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	170,299	14,337	624,246
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	239,234	392,854	63,012	1,311,985
					Macy's	304,600
Cumberland Mall	Vineland, NJ	The Home Depot	2024	132,013	BJ's Wholesale Club	117,889	132,298	146,742	33,440	952,012
		Dick's Sporting Goods	2028	50,000	Boscov's	155,341
		Regal Cinemas	2026				44,445
		Power Warehouse	2023	116,934
		HomeGoods	2033				22,910
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	96,482	146,656	36,469	632,513
		Burlington	2030	43,835
		AMC Theaters	2026				44,988
		Aldi	2031				24,063
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			160,849	112,931	186,811	851,471
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2038				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	124,272	176,772	41,528	754,231
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	125,853	1,822	492,869
		JCPenney	2025	51,812
		Sears	2026	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	185,631	316,477	109,554	1,195,648
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	141,609	11,349	591,776
		Best Buy	2023	32,054
		Tilt Studio	2031	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Cooper Hospital (2)	182,153	110,814	197,725	25,713	926,699
		Regal Cinemas	2030				57,843
		HomeSense	2028	28,486
		Turn 7 Liquidations	2023	121,200
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	213,344	24,863	717,921
		JCPenney	2025	85,212	Macy's	140,000

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			188,024	178,455	117,089	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	178,777	23,377	610,630
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	310,721	105,678	1,374,187
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
The Mall at Prince Georges	Hyattsville, MD	Macy's	2023	195,655			177,988	263,632	7,299	779,760
		Target	2024	135,186
Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	201,076	17,771	827,735
		Belk	2028	123,094
		Regal Cinemas	2033				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	161,003	6,680	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	240,272	39,054	1,035,998
		Nordstrom Rack	2024	40,332	Sears (1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	306,909	61,243	982,252
					Macy's	157,316
Total Core Malls				4,480,445		3,568,077	3,311,285	3,982,107	927,089	16,269,003

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA
Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	31,652	122,465	418,457	990,145
		Round 1	2026	58,371
Gloucester Premium Outlets	Blackwood, NJ						49,479	236,259	91,229	376,967
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	328,809	49,012	7,280	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	293,144	37,570	16,571	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	1,025,231	460,513	533,537	3,311,599
Total Portfolio				4,843,621		4,497,219	4,336,516	4,442,620	1,460,626	19,580,602

(1) Approximately 69,000 square feet of this space has been subleased to Primark. (2) Former Sears was acquired by Cooper Hospital. The site is under development and not currently operating.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	March 31, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$138,039	$-	$62,832	$75,207	$-
Cherry Hill Mall	486,069	-	294,893	191,176	254,086
Cumberland Mall	85,544	126	37,679	47,991	38,736
Dartmouth Mall	92,329	110	52,255	40,184	54,945
Francis Scott Key Mall	98,302	-	50,135	48,167	58,768
Jacksonville Mall	95,047	-	47,346	47,701	-
Magnolia Mall	108,941	-	58,479	50,462	-
Moorestown Mall	186,975	-	91,042	95,933	-
Patrick Henry Mall	157,592	-	82,807	74,785	84,600
Plymouth Meeting Mall	236,888	5,456	120,679	121,665	-
The Mall at Prince Georges	142,058	218	77,077	65,199	-
Springfield Town Center	492,080	99	99,059	393,120	-
Valley Mall	148,953	1,229	60,735	89,447	-
Viewmont Mall	122,384	-	60,220	62,164	67,185
Willow Grove Park	232,915	38,048	121,996	148,967	148,162
Woodland Mall	288,334	106	100,220	188,220	112,750
Total Core Malls	3,112,451	45,392	1,417,454	1,740,389	819,233

Non-Core Malls
Valley View Center (2)	1,027	-	66	961	27,212
Total Malls	$3,113,478	$45,392	$1,417,520	$1,741,350	$846,446

Other Properties
Land held for development	3,163,221	-	-	3,163,221	-
Total Investment in Real Estate	$6,276,699	$45,392	$1,417,520	$4,904,571	$846,446

Assets held for sale
Valley View Center	12	-	-	12	-
Exton Square Mall	28,446	-	-	28,446	-
Mall at Prince George's	5,091	-	-	5,091	-
Moorestown	1,751	-	-	1,751	-
Springfield Town Center	5,193	-	-	5,193	-
Woodland Mall	1,054	-	-	1,054	-
Valley View Macy's Box	974	-	-	974	-

Total held for sale	$42,520	$-	$-	$42,520	$-
(1)
Refer to page 27 for further debt information.
(2)
The Valley View Mall mortgage of $27.2 million was outstanding as of March 31, 2022. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer, but continued to recognize the mortgage until the foreclosure process is complete. In May 2022, the foreclosure proceedings were completed.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	March 31, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$165,774	$394	$(5,932)	$160,236	$156,581
Lehigh Valley Mall	57,109	63	(32,105)	25,067	92,155
Springfield Mall	58,740	60	(27,464)	31,336	28,805
Total Unconsolidated Malls	$281,623	$517	$(65,501)	$216,639	$277,541

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	28,173	15	(7,182)	21,006	21,500
Metroplex Shopping Center	46,248	2,773	(28,508)	20,513	35,151
The Court at Oxford Valley	28,411	-	(14,005)	14,406	27,500
Red Rose Commons	14,626	(28)	(5,956)	8,642	16,780
Total Unconsolidated Other Retail Properties	$117,458	$2,760	$(55,651)	$64,567	$100,931
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	(2,420)	4,710	$2,968
Total Investment in Real Estate	$405,427	$4,061	$(123,572)	$285,916	$381,440
(1)
Refer to page 27 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months Ended March 31, 2022

(in thousands)

	Three Months Ended March 31, 2022
	Consolidated	PREIT's Share of Equity Method Investments		Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$1,102	$112		$1,214
Tenant allowances	976	12	-	988
Recurring capital expenditures:			-
CAM expenditures	459	145	-	604
Non-CAM expenditures	209	-	-	209
Total recurring capital expenditures	668	145		813
Total	$2,746	$269		$3,015

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2022

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$607,741	26.9%	$238,703	10.6%	$846,444	37.5%
Unconsolidated mortgage loans payable (3)	200,391	8.9%	24,468	1.1%	224,859	10.0%
Consolidated Term Loans (4)	300,000	13.3%	676,521	30.0%	976,521	43.2%
Unconsolidated Term Loans (5)	59,280	2.6%	97,301	4.3%	156,581	6.9%
2020 Revolving Facility	-	0.0%	53,818	2.4%	53,818	2.4%
Total Outstanding Debt	$1,167,412	51.7%	$1,090,811	48.3%	$2,258,223	100.0%
Average Stated Interest Rate	5.76%		6.56%		6.15%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $1,458.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $796.

(4) Excludes deferred financing costs of $4,758.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	12/31/2021	$1,078,373	$54,549	$1,120,751	2,253,673
First Lien Paydown	2/4/2022	-	(732)	(1,706)	(2,439)
2020 FDP Partnership Loan Accrued Interest	2/4/2022	-	-	1,509	1,509
Mortgage loan amortization, including our share of debt of equity method investees	3/31/2022	(7,068)	-	-	(7,068)
Second Lien PIK Interest	3/31/2022			12,548	12,548
Ending Balance	3/31/2022	$1,071,305	$53,817	$1,133,101	$2,258,223
Weighted Average Balance		$1,076,143	$54,097	$1,123,901	$2,254,141

(continued next page)

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2022

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2022	$12,327	$(1,013)	$450,740	$53,818	$976,519	$(4,758)	$1,487,633
2023	10,596	(770)	89,661	-	97,301	-	196,788
2024	10,242	(675)	125,953	-	-	-	135,521
2025	9,031	(574)	237,644	-	-	-	246,101
2026	3,197	(325)	-	-	-	-	2,872
Thereafter	10,597	(675)	111,315	-	59,280	-	180,517
	$55,991	$(4,032)	$1,015,314	$53,818	$1,133,101	$(4,758)	$2,249,433

(1) The weighted average period to total debt maturity is 1.56 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2022	$432,784	4.10%
2023	114,564	3.84%
2024	125,953	3.83%
2025	261,567	4.10%
2026	-	0.00%
Thereafter	136,434	3.79%
Total	$1,071,303	4.00%
(1) Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of March 31, 2022

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity		Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cumberland Mall	$38,736	4.40%	$3,433	$38,157		August 2022	August 2022
Cherry Hill Mall	254,085	3.90%	16,980	251,120		September 2022	September 2022
Dartmouth Mall	54,945	3.97%	3,825	53,299		April 2023	April 2023
Metroplex Shopping Center (2)	35,151	5.00%	2,818	33,502		October 2023	October 2023
Patrick Henry Mall	84,600	4.35%	5,748	77,591		July 2025	July 2025
Springfield Mall (2)	28,805	4.45%	1,964	26,299		October 2025	October 2025
Willow Grove Park	148,162	3.88%	9,599	133,754		October 2025	October 2025
Lehigh Valley Mall (2)	92,155	4.06%	5,768	79,789		November 2027	November 2027
Red Rose Commons (2)	16,780	3.28%	978	13,183		July 2031	July 2031
The Court at Oxford Valley (2)	27,500	3.20%	2,058	18,343		July 2031	July 2031
Valley View Mall	27,212	5.95%	0	27,212		July 2020	July 2020
Total Fixed Rate Mortgage Loans	$808,132	4.09%	$53,171	$752,249

Variable Rate Mortgage Loans
Francis Scott Key Mall	$58,768	3.83%	$2,251	$58,768		June 2024	June 2024
Woodland Mall	112,750	4.00%	8,710	112,750		April 2021	December 2022
Gloucester Premium Outlets (2)	21,500	1.59%	341	21,500		March 2022	March 2023
Pavilion East Associates (2)	2,968	4.00%	218	2,860		May 2023	May 2023
Viewmont Mall	67,185	3.83%	2,574	67,185		June 2024	June 2024
Total Variable Rate Mortgage Loans	$263,171	3.72%	$14,094	$263,063
Total Mortgage Loans	$1,071,303	4.00%	$67,265	$1,015,312

Consolidated Mortgage Loans	$846,445	4.04%	$53,120	$819,838
Consolidated Deferred Financing Fees	(1,458)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	224,859	3.85%	14,145	195,474
Unconsolidated Deferred Financing Fees (3)	(2,574)	n/a	n/a	n/a
First Lien Term Loan (1)	377,703	7.98%	30,160	377,703		December 2022	December 2023
Second Lien Term Loan	598,817	8.50%	50,899	598,817	(4)	December 2022	December 2023
2018 FDP Term Loan	97,301	4.00%	3,892	97,301		January 2023	January 2024
Term Loan Deferred Financing Fees	(4,758)	n/a	n/a	n/a
First Lien Revolver	53,818	4.00%	2,153	53,818		December 2022	December 2023
2020 FDP Partnership Loan	59,280	15.00%	8,892	59,280	(4)	December 2027	December 2027
Total	$2,249,433	6.15%	$163,261	$2,202,231
Amortization of Deferred Financing Fees	0	0.75%	—	—
Effective Interest Rate	$2,249,433	6.90%	$163,261	$2,202,231

(1) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

(2) Includes our share of debt of equity method investees, based on our ownership percentage.

(3) The Valley View Mall mortgage of $27.2 million was outstanding as of March 31, 2022. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer, but continued to recognize the mortgage until the foreclosure process is complete and had no annual debt service on the property. In May 2022, the foreclosure proceedings were completed.

(4) The balances at maturity are subject to increase as additional interest accrues to the principal balances of the loans.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

March 31, 2022
Debt Yield Ratio
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	19.05%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	8.86%
Liquidity
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$110.5 million
(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of March 31, 2022, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, including additional covenants that came into effect starting on June 30, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended March 31, 2022, contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruption and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2021 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months ended March 31, 2022 and 2021, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, equity in loss/income of partnerships, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.